UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the regular meeting of the Board of Directors of United Fire & Casualty Company ("United Fire") held on August 19, 2011, the directors approved certain amendments to United Fire's Bylaws. These amendments are effective August 19, 2011. Section 4 of Article IV of United Fire's Bylaws was amended to increase the number of days allowed between the close of United Fire's stock transfer books and the date of any meeting of its stockholders. The number of days was increased from fifty (50) to sixty (60) days. A blacklined copy of the Bylaws showing the amendments is filed as Exhibit 99.1 to this report.

Item 8.01. Other Events.
On August 19, 2011, United Fire issued a press release announcing that the Board of Directors declared a dividend of $0.15 per share to be paid on September 15, 2011 to Company shareholders of record on September 1, 2011.
In the same press release, it was announced that United Fire's Board of Directors took the following action, which is effective August 19, 2011.

•	Ray Dudonis, East Coast Regional Branch Manager, was named a Vice President of United Fire & Casualty Company

A copy of the news release issued August 19, 2011 announcing the dividend declaration and Mr. Dudonis' new title is filed as Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d) Exhibits.
The following exhibits are furnished herewith.

Exhibit 99.1	Full Text of United Fire & Casualty Company's Bylaws (blacklined to show August 19, 2011 changes).

Exhibit 99.2	News Release issued by United Fire & Casualty Company dated August 19, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

Date: August 22, 2011	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Full Text of United Fire & Casualty Company's Bylaws (blacklined to show August 19, 2011 changes).

99.2	News Release issued by United Fire & Casualty Company dated August 19, 2011.